UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

SAB BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39871	85-3899721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 W 41st St Suite 401
Miami Beach, Florida		33140
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 305 845-2813

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SABS	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock	SABSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 18, 2026, SAB Biotherapeutics, Inc. (the “Company” or “SAB”), held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The total number of shares of common stock entitled to vote at the Annual Meeting was 77,966,409, and there were 59,349,534 shares present in person or by proxy at the Annual Meeting, which represented approximately 76.12% of the outstanding shares entitled to vote at the Annual Meeting and which constituted a quorum for the transaction of business.

At the Annual Meeting, the shareholders voted to:

(1)
Elect Dr. David Zaccardelli, Pharm.D., Katie Ellias, David Link, MBA, and Andrew Moin, as Class II directors to serve for a term of three years or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
(2)
Ratify the appointment of EisnerAmper LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.

The voting results on these proposals were as follows:

Proposal 1: Election of four Class II directors

Director	Votes For	Withheld	Broker Non-Votes
David Zaccardelli, Pharm.D.	48,352,114	2,984	10,994,436
David Link, MBA	44,083,923	4,271,175	10,994,436
Katie Ellias	48,350,086	5,012	10,994,436
Andrew Moin	44,157,704	4,197,394	10,994,436

Proposal 2: Ratification of the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026

Votes For	Votes Against	Abstentions
59,319,363	3,373	26,798

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAB Biotherapeutics, Inc.

Date:	June 18, 2026	By:	/s/ Samuel J. Reich
Samuel J. Reich Chief Executive Officer